UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       March 15, 2007

ASCENDIA BRANDS, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	033-25900 (Commission File Number)	75-2228820 (IRS Employer Identification No.)

100 American Metro Boulevard, Suite 108, Hamilton, New Jersey 08619

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code:       609-219-0930

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in the third, fourth and fifth paragraphs of Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 3.02	Unregistered Sales of Equity Securities.

On March 15, 2007, the Registrant issued 5,021,299 shares (the “Coty Shares”) of its common stock, par value $.001 per share (the “Common Stock”), to Coty Inc. (“Coty”). The Coty Shares represent a portion of the purchase price paid by the Registrant in connection with its purchase of the Calgon and the Healing Garden brands and certain brand-related assets (the “Brands”) from Coty and certain of its affiliates pursuant to an Asset Purchase Agreement dated as of January 17, 2007 among Coty and such affiliates, as sellers, certain subsidiaries of the Registrant, as purchasers, and the Registrant, as guarantor (the “Purchase Agreement”). Pursuant to the Purchase Agreement, on the 30th day following the closing, the Registrant was required to issue to Coty a number of shares of Common Stock determined by dividing $10,000,000 by the higher of (a) 95% of the average closing price of the Common Stock on the 30 trading days immediately following the issuance date of the first public announcement of the Coty transaction and (b) $1.00. The issuance was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). The consideration received by the Registrant in connection with the issuance of the Coty Shares consisted of a portion of the Brands.

The average closing price of the Registrant’s Common Stock for the 30 trading days following the first public announcement of the Purchase Agreement was $2.10, and the Coty Shares were issued at an effective price of $1.99 (representing 95% of the average trading price). Immediately following the issuance of the Coty Shares, there were 41,779,840 shares of the Registrant’s Common Stock issued and outstanding.

In connection with the Purchase Agreement, the Registrant and Coty entered into a Lock-Up Agreement (the “Lock-Up Agreement”) pursuant to which Coty has agreed not to transfer the Coty Shares or enter into certain other transactions for a period ending upon the earlier of two years from the closing date or a change of control of the Registrant; provided, however, that in the event that any affiliate of Prentice Capital Management, L.P. sells any shares of the Common Stock pursuant to an effective registration statement or under Rule 144 of the 1933 Act, then Coty will be entitled to transfer a certain number of the Coty Shares as provided in the Lock-Up Agreement.

In addition, in connection with the Purchase Agreement, the Registrant and Coty entered into a Registration Rights Agreement with respect to the Coty Shares (the “Registration Rights Agreement”). Under the Registration Rights Agreement, Coty has piggyback registration rights with respect to the Coty Shares in connection with any registration statement filed by the Registrant for its own account of for the account of any other stockholder of the Registrant (other than a registration statement on Form S-4 or Form S-8).

The above description does not purport to be a complete statement of the parties’ rights and obligations under the Lock-Up Agreement and Registration Rights Agreement, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Exhibit
4.1	Lock-Up Agreement
4.2	Registration Rights Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2007	ASCENDIA BRANDS, INC.

By:	/s/ John D. Wille
John D. Wille
Chief Financial Officer